Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of InfoLogix, Inc. of our report dated April 15, 2009, relating to our audits of the consolidated financial statements and financial statement schedules, which appear in the Annual Report on Form 10-K of InfoLogix, Inc. for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania

April 2, 2010